UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 8, 2006

Material Sciences Corporation

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	01-8803	95-2673173
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 East Pratt Boulevard

Elk Grove Village, Illinois 60007

(Address of Principal Executive Offices, including Zip Code)

(847) 439-2210

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)	On December 8, 2006, Material Sciences Corporation (the “Company”) issued a press release (the “Press Release”) announcing the Company’s Board of Directors, upon the recommendation of its Compensation, Organization and Corporate Governance Committee, increased the size of the Company’s Board of Directors from seven to eight directors and appointed Patrick J. McDonnell to fill the newly created vacancy. Mr. McDonnell was also appointed to serve on the Audit Committee of the Board of Directors. Mr. McDonnell’s initial term as a director will expire at the 2007 Annual Meeting. A copy of the Press Release is attached as an exhibit to this Form 8-K and is incorporated herein by reference.

Mr. McDonnell is not party to any arrangement or understanding with any other person in connection with his appointment as a director of the Company. There are no transactions in which Mr. McDonnell has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Document
99.1	Press Release dated December 8, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATERIAL SCIENCES CORPORATION

/s/ Clifford D. Nastas
By:	Clifford D. Nastas
Its:	Chief Executive Officer

Date: December 11, 2006